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                                                                    Exhibit 99.1

                               YELLOW CORPORATION
                                      PROXY

                SPECIAL MEETING OF STOCKHOLDERS, _________, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints __________ and __________, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Yellow Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Special Meeting of Stockholders of Yellow Corporation, to be held at the Company's General Office, 10990 Roe Avenue, Overland Park, Kansas on _______, _______, 2003, at __:00 a.m., CST, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.

     If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) thereof, the majority of said Proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

           (Continued and to be SIGNED and dated on the reverse side)

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                              FOLD AND DETACH HERE

           YOU CAN NOW ACCESS YOUR YELLOW CORPORATION ACCOUNT ONLINE.

Access your Yellow Corporation shareholder account online via Investor ServiceDirect(SM) (ISD). Mellon Investor Services LLC, agent for Yellow Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

.. View Account Status                       .  Make address changes

.. View certificate history                  .  Obtain a duplicate 1099 tax form

.. View book-entry information               .  Establish/change your PIN

.. View payment history for dividends


              Visit us on the web at http://www.melloninvestor.com
                 and follow the instructions shown on this page.


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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE              Mark here
UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL                 for Address  [ ]
PROPOSALS.                                                                                          Change or
                                                                                                    Comments

1. PROPOSAL TO APPROVE THE ISSUANCE OF SHARES                 3. PROPOSAL TO APPROVE ADJOURNMENTS OR POSTPONEMENTS of the special
of the Corporation pursuant to and in accordance              meeting to permit further solicitation of proxies if there are not
with the Agreement and Plan of Merger between                 sufficient votes at the time of the special meeting to approve
Yankee LLC and Roadway Corporation. The Board of              proposals 1 and 2.
Directors recommends a vote FOR proposal 1.

   FOR           AGAINST          ABSTAIN                               FOR           AGAINST          ABSTAIN
  [   ]           [  ]             [  ]                                [   ]           [  ]             [  ]

2. PROPOSAL TO AMEND THE CORPORATION'S CERTIFICATE            4. OTHER BUSINESS: In their discretion the Proxies are authorized
OF INCORPORATION to change the Corporation's name             to vote upon such other matters as may properly come before the
to Yellow Roadway Corporation. The Board of Directors         meeting.
recommends a vote FOR proposal 2.

   FOR           AGAINST          ABSTAIN
  [   ]           [  ]             [  ]

                                                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                                              ENCLOSED POSTAGE-PAID ENVELOPE.

                                                              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

SIGNATURE_____________________________________ SIGNATURE_____________________________________ DATE__________________________________
Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney,
Executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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